Exhibit 10.36

FIRST AMENDMENT TO THE

WESTERN GAS RESOURCES, INC.

2002 STOCK INCENTIVE PLAN

This First Amendment to the Western Gas Resources, Inc. 2002 Stock Incentive Plan is made this 30th day of June, 2002, effective June 30, 2002.

RECITALS

A.                                   The Board of Directors adopted the Western Gas Resources, Inc. 2002 Stock Incentive Plan (the “Plan”).

B.                                     Section 4(d) of the Plan authorizes the Board of Directors to amend the Plan.

C.                                     The Board of Directors desires to amend the Plan to make the modifications set forth herein.

NOW, THEREFORE, the Western Gas Resources, Inc. 2002 Stock Incentive Plan is amended as follows:

1.                                       Section 7(c)(v) is hereby deleted in its entirety and replaced with the following:

(v)                                 Options may be exercised, in whole or in part, by the surrender (or delivery) to the Corporation of previously acquired shares of Corporation common stock held for greater than six months.  This method of exercise is to include the constructive exchange (or surrendering) of Corporation stock already owned and held for greater than six months (“Payment Shares”) in payment for the shares to be received under the Option exercise in lieu of actually tendering such Corporation stock to the Corporation. If the Payment Shares are held by a registered securities broker for the Participant in “street name,” the Participant will provide the Corporation with a notarized statement attesting to the number of shares owned that are intended to serve as Payment Shares. If the Corporation stock certificates are actually held by the Participant, he shall provide the Corporation with their certificate numbers. Upon receipt of a notarized statement regarding ownership of the Payment Shares, or upon confirmation of ownership of the Payment Shares by reference to Corporation records, the Corporation shall treat the Payment Shares as being constructively exchanged. The Corporation shall then issue to the employee a certificate for a net number of shares: the number of shares subject to the Option exercise less the number of Payment Shares. The exchange price for the Payment Shares under the respective Option exercise will be the Fair Market Value of the Corporation common stock as determined in 2.i. above as of the effective date of the exchange.

2.                                       Except as hereby amended, the Plan is hereby ratified and confirmed by the Board of Directors and its provisions shall remain in full force and effect.

ADOPTED by the Board of Directors of Western Gas Resources, Inc. effective as of the date first set forth above.

WESTERN GAS RESOURCES, INC.

By	/s/ John C. Walter

Title	Executive Vice President